Exhibit 23.2

Consent of Independent Registered
Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-1 and the Application for Conversion of our report dated September 12, 2008, on our audit of the financial statements of Midwest Federal Savings and Loan Association of St. Joseph. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ BKD, LLP

Kansas City, Missouri
September 15, 2008

120 West 12th Street, Suite 1200     Kansas City, MO 64105-1936     816.221.6300     Fax 816.221.6380

bkd.com	Beyond Your Numbers